UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 5, 2025, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), the indirect, wholly owned subsidiaries of UGI Corporation (the “Company”) directed U.S. Bank Trust Company, National Association (“USBTC”), as trustee (the “Trustee”) under the indenture, dated as of June 27, 2016 (the “Base Indenture”), as supplemented by a Second Supplemental Indenture, dated as of December 28, 2016 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”), between the Issuers and the Trustee, to issue a notice of full redemption to redeem all of the outstanding principal amount of the Issuers’ outstanding 5.500% Senior Notes due 2025 (the “2025 Notes”).

The 2025 Notes will be redeemed on March 7, 2025 (the “Redemption Date”), at a price equal to 100% of the principal amount of the 2025 Notes, plus accrued and unpaid interest thereon (from the November 20, 2024 interest payment date), to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on 2025 Notes called for redemption (subject to Section 11.06 of the Base Indenture) and, accordingly, no interest will be paid on such 2025 Notes on the May 20, 2025 interest payment date. The foregoing does not constitute a notice of redemption for the 2025 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

February 5, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary